Exhibit 99

PLACER SIERRA BANCSHARES

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 31, 2007

10:00 a.m.

Hyatt Regency Sacramento

1209 L Street, Sacramento, California 95814

[GRAPHIC]

Placer Sierra Bancshares

525 J Street

Sacramento, California 95814

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 31, 2007.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies, acknowledge receipt of the Notice of Annual Meeting of Shareholders and Joint Proxy Statement/Prospectus, dated April 24, 2007 and hereby nominate, constitute and appoint Frank J. Mercardante, David E. Hooston and Randall E. Reynoso, and each of them acting in the absence of the others, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE MEETING AND VOTING IN PERSON.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your proxy

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (Central Time) on May 30, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

•	If you vote by phone, you do not need to mail your proxy card.

VOTE BY INTERNET — http://www.eproxy.com/plsb/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (Central Time) on May 30, 2007.

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

•	If you vote by Internet, you do not need to mail your proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Placer Sierra Bancshares, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote “FOR” Items 1, 2, 3 and 4.

1.	To approve the Agreement and Plan of Reorganization, by and between Placer Sierra Bancshares and Wells Fargo & Company dated as of January 9, 2007, and the transactions contemplated thereby.		☐ For	☐ Against	☐ Abstain

2.	To approve a proposal to grant discretionary authority to adjourn the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the terms of the merger agreement.		☐ For	☐ Against	☐ Abstain

3.	To elect nine directors for a one-year term and until their successors are duly elected and qualified:	Nominees: 01 Allan W. Arendsee 02 Christi Black 03 Robert J. Kushner 04 Larry D. Mitchell	05 Frank J. Mercardante 06 Dwayne A. Shackelford 07 William J. Slaton 08 Robert H. Smiley 09 Sandra R. Smoley	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

4.	To ratify the appointment of Perry-Smith LLP as our independent auditors for the fiscal year ending 2007.	☐ For	☐ Against	☐ Abstain

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before this annual meeting or any adjournments thereof. Management is not aware of any other business.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH PROPOSAL.

Address Change? Mark Box  ☐        I plan to attend the meeting.  ☐

Indicate changes below:

Date	, 2007

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.